UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022

LEET TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805, 8th Floor, Menara Mutiara Majestic,

Jalan Othman, Petaling Jaya 46000, Selangor, Malaysia

(Address of principal executive offices) (zip code)

+603 7783 1636

(Registrant’s telephone number, including area code)

_______________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 3, 2022, Ms. Celeste Koay Ting Ting was appointed as a Chief Marketing Officer.

Previously, Ms. Celeste worked as a Country Manager with Dynasty Esports and as a Chief Marketing Officer with Cinépolis Indonesia, one of the top leading global cinema operators.

With her background in advertising and digital consulting firms, telecommunications companies, an automotive giant and cinema exhibition in the past two decades, she has gained experience in brand marketing, digitalization, customer experience and organizational culture transformation. She has a successful track record in translating complex business requirements into consumer-facing solutions and organizational transformation programs. She has consulted, worked and delivered strategies, unique brand and marketing experiences, and new product innovations.

As it pertains to the Company, Ms. Celeste is not a party to any material plan, contract or arrangement (whether or not written) to which the director is a party or in which she participates.

The Company believes that Ms. Celeste’s experience in branding, digital strategy and marketing will benefit the Company’s mission in redefining interactive entertainment for business-to-business partners and new generations of entertainment seekers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEET TECHNOLOGY INC.

Date: January 3, 2022	By:	/s/ Ding Jung, LONG
Chief Executive Officer